UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 5, 2012

BIOSCRIP, INC. (Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-048966-4
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Clearbrook Road, Elmsford, New York		10523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

N/A
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 5, 2012, Louis T. DiFazio submitted to BioScrip, Inc. (the “Company”) his resignation from the board of directors (“Board”) for personal reasons, effective immediately. He advised  that his decision to resign was not a result of any disagreement with the Company’s management or board of directors. Upon accepting Mr. DiFazio’s resignation on March 5, 2012, in recognition of Mr. DiFazio’s service to the Company, the Board approved the acceleration of the vesting of his 10,000 shares of restricted Company Common Stock, par value $0.0001 that were issued under that Restricted Stock Grant Certificate dated April 26, 2011 (the “Certificate”), effective immediately. Under the Certificate, the Restricted Stock was to vest in April 2012. On March 5, 2012 the Board also reduced the number of Directors from ten to nine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: March 9, 2012	By:	/s/ Richard M. Smith
Richard M. Smith President and Chief Executive Officer